Exhibit 99.1
Cohu Reports Third Quarter 2009 Operating Results
POWAY, Calif., October 21, 2009 — Cohu, Inc. (NASDAQ:COHU) today announced that net sales were $44.1 million for the third quarter ended September 26, 2009 compared to $48.0 million for the third quarter ended September 27, 2008 and $38.4 million for the second quarter ended June 27, 2009. The net loss for the third quarter of 2009 was $(71,000) or $(0.00) per share compared to net income of $37,000, or $0.00 per share for the third quarter of 2008 and a net loss of $(22.6) million or $(0.97) per share for the second quarter of 2009. As previously announced, the net loss for the second quarter ended June 27, 2009 includes a non-cash charge of $19.6 million, or $0.84 per share, for an increase in the valuation allowance against our deferred tax assets.
Net sales for the first nine months of 2009 were $119.1 million with a net loss of $(28.9) million or $(1.24) per share compared to net sales of $158.3 million with net income of $2.2 million or $0.09 per share for the first nine months of 2008.
On a non-GAAP basis, net income for the third quarter of 2009 was $1.7 million or $0.07 per share compared to net income of $1.2 million or $0.05 per share for the third quarter of 2008 and a net loss of $(1.4) million or $(0.06) per share for the second quarter of 2009. For the first nine months of 2009, net loss on a non-GAAP basis was $(4.4) million or $(0.19) per share compared to net income of $5.7 million or $0.24 per share in the previous year. These non-GAAP financial measures exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets and the deferred tax asset valuation allowance.
Sales of semiconductor equipment accounted for 72% of third quarter 2009 sales. Microwave communications equipment and television cameras and related equipment contributed 20% and 8%, respectively, for the same period.
Orders were $55.0 million for the third quarter of 2009 and $45.6 million for the second quarter of 2009. Orders for semiconductor equipment were $46.9 million in the third quarter of 2009 compared to $33.3 million in the second quarter of 2009. Total consolidated backlog was $62.5 million at September 26, 2009 compared to $51.6 million at June 27, 2009. Cohu expects fourth quarter 2009 sales to be between $48 million and $53 million.
James A. Donahue, President and Chief Executive Officer, stated, “Cohu’s financial results exceeded our expectations in the third quarter. Each of our three operating segments was profitable on a non-GAAP basis. Gross margin improved 440 basis points on a non-GAAP basis compared to the second quarter, as a result of higher sales, product mix and the results of cost reduction actions.”
Donahue continued, “Net cash burn was $1.8 million, lower than our estimate of $5.5 million, due to improved collections and strong cash management.”
Donahue concluded, “Third quarter orders for semiconductor equipment increased 41% compared to the second quarter. Amid growing indications that business conditions in the semiconductor industry are improving, customer forecasts strengthened as the quarter progressed and this trend has continued.”
Cohu’s Board of Directors approved a quarterly cash dividend of $0.06 per share payable on January 4, 2010 to shareholders of record on November 27, 2009. Cohu has paid consecutive quarterly cash dividends since 1977.

Use of Non-GAAP Financial Information:
Included within this press release are non-GAAP financial measures that supplement the Company’s Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude charges and the related income tax effect for share-based compensation, the amortization of acquired intangible assets and the deferred tax asset valuation allowance. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations.
These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate Cohu’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.
Forward Looking Statements:
Certain matters discussed in this release, including statements concerning Cohu’s new products and expectations of business conditions, orders, sales, revenues and operating performance are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those projected or forecasted. Such risks and uncertainties include, but are not limited to, inventory, goodwill and other intangible asset write-downs; our ability to convert new products under development into production on a timely basis, support product development and meet customer delivery and acceptance requirements for next generation equipment; failure to obtain customer acceptance resulting in the inability to recognize revenue and accounts receivable collection problems; reduced demand for our products as a result of the global economic crisis; customer orders may be canceled or delayed; the concentration of our revenues from a limited number of customers; intense competition in the semiconductor test handler industry; our reliance on patents and intellectual property; compliance with U.S. export regulations; and the cyclical and unpredictable nature of capital expenditures by semiconductor manufacturers. These and other risks and uncertainties are discussed more fully in Cohu’s filings with the Securities and Exchange Commission, including the most recently filed Form 10-K and Form 10-Q. Cohu assumes no obligation to update the information in this release.
About Cohu:
Cohu is a supplier of test handling, burn-in and thermal solutions used by the global semiconductor industry, microwave communications and closed circuit television equipment.
Cohu will be conducting their conference call on Wednesday, October 21, 2009 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time. The call will be webcast at www.cohu.com. Replays of the call can be accessed at www.cohu.com.
For press releases and other information of interest to investors, please visit Cohu’s website at www.cohu.com. Contact: Jeffrey D. Jones — Investor Relations (858) 848-8106

COHU, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended (1)		Nine Months Ended (1)
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008

Net sales	$44,062	$48,016	$119,068	$158,258
Cost and expenses:
Cost of sales	27,845	30,458	83,128	101,453
Research and development	8,284	9,140	24,022	29,582
Selling, general and administrative	8,731	9,693	26,431	27,652

	44,860	49,291	133,581	158,687

Loss from operations	(798)	(1,275)	(14,513)	(429)
Interest and other, net (2)	302	1,391	1,128	4,282

Income (loss) before income taxes	(496)	116	(13,385)	3,853
Income tax provision (benefit) (3)	(425)	79	15,553	1,690

Net income (loss)	$(71)	$37	$(28,938)	$2,163

Income (loss) per share:
Basic	$(0.00)	$0.00	$(1.24)	$0.09

Diluted	$(0.00)	$0.00	$(1.24)	$0.09

Weighted average shares used in computing income (loss) per share (4):
Basic	23,429	23,233	23,384	23,142

Diluted	23,429	23,477	23,384	23,380

(1)	The three- and nine-month periods ended September 26, 2009 and September 27, 2008 each contain 13 weeks and 39 weeks, respectively. Total share-based compensation recorded in the three-month period ended September 26, 2009 was approximately $924,000 and is included in cost of sales ($94,000); research and development ($351,000); and selling, general and administrative expense ($479,000). Total share-based compensation recorded in the nine-month period ended September 27, 2009 was approximately $2,474,000 and is included in cost of sales ($241,000); research and development ($825,000); and selling, general and administrative expense ($1,408,000). Total share-based compensation recorded in the three-month period ended September 26, 2008 was approximately $1,094,000 and is included in cost of sales ($88,000); research and development ($331,000); and selling, general and administrative expense ($675,000). Total share-based compensation recorded in the nine-month period ended September 27, 2008 was approximately $3,188,000 and is included in cost of sales ($266,000); research and development ($951,000); and selling, general and administrative expense ($1,971,000).

(2)	The nine-month period ended September 27, 2008 includes a short-term investment loss of $350,000 recorded in the first fiscal quarter.

(3)	During the second quarter of 2009, the Company recorded a charge of $19.6 million for an increase in the valuation allowance against deferred tax assets.

(4)	For the three- and nine-month periods ended September 26, 2009, potentially dilutive securities were excluded from the per share computations due to their antidilutive effect.

COHU, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands) (Unaudited)

	September 26,	December 27,
	2009	2008
Assets:
Current assets:
Cash and investments	$87,273	$88,385
Accounts receivable	34,898	31,945
Inventories	51,202	53,314
Deferred taxes and other	10,049	25,620

Total current assets	183,422	199,264
Property, plant & equipment, net	38,541	39,429
Goodwill	62,492	60,820
Intangible assets, net	37,776	40,993
Other assets	1,407	3,663

Total assets	$323,638	$344,169

Liabilities & Stockholders’ Equity:
Current liabilities:
Deferred profit	$5,134	$4,434
Other current liabilities	42,124	39,241

Total current liabilities	47,258	43,675
Deferred taxes and other noncurrent liabilities	17,895	14,955
Stockholders’ equity	258,485	285,539

Total liabilities & stockholders’ equity	$323,638	$344,169

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	September 26,	September 27,	June 27,
	2009	2008	2009

Loss from operations — GAAP basis (a)	$(798)	$(1,275)	$(4,100)

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	94	88	89
Research and development	351	331	270
Selling, general and administrative	479	675	483

	924	1,094	842

Amortization of intangible assets included in (c):
Costs of goods sold	1,364	463	1,311
Research and development	—	—	—
Selling, general and administrative	216	48	208

	1,580	511	1,519

Income (loss) from operations — non-GAAP basis (d)	$1,706	$330	$(1,739)

Net income (loss) — GAAP basis	$(71)	$37	$(22,605)
Non-GAAP adjustments (as scheduled above)	2,504	1,605	2,361
Tax effect of non-GAAP adjustments (e)	(756)	(457)	(682)
Non-cash increase of valuation allowance (f)	—	—	19,551

Net income (loss) — non-GAAP basis	$1,677	$1,185	$(1,375)

GAAP net loss per share — diluted	$(0.00)	$0.00	$(0.97)

Non-GAAP net income (loss) per share — diluted (g)	$0.07	$0.05	$(0.06)

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Additionally, management does not consider charges to the deferred tax valuation allowance as related to the Company’s operational performance and, as such, has excluded them to provide a better understanding of the company’s underlying operational results and a more meaningful basis for comparison with our historical and future results. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(1.8)%, (2.7)% and (10.7)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH and the fiscal 2006 acquisition of Unigen.

(d)	3.9%, 0.7% and (4.5)% of net sales, respectively.

(e)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.

(f)	To exclude the non-cash net impact on the tax provision pertaining to the increase of the deferred asset valuation allowance.

(g)	Computed using 23,631, 23,477 and 23,381 diluted shares outstanding for the three-month periods ended September 26, 2009 September 27, 2008 and June 27, 2009, respectively. For the three-month period ended September 26, 2009 the effect of dilutive securities was excluded from GAAP diluted common shares due to the reported net loss under GAAP, but are included for non-GAAP diluted common shares since the Company has non-GAAP net income.

COHU, INC.
Supplemental Reconciliation of GAAP Results to Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)

	Nine Months Ended
	September 26,	September 27,
	2009	2008

Loss from operations — GAAP basis (a)	$(14,513)	$(429)

Non-GAAP adjustments:
Share-based compensation included in (b):
Costs of goods sold	241	266
Research and development	825	951
Selling, general and administrative	1,408	1,971

	2,474	3,188

Amortization of intangible assets included in (c):
Costs of goods sold	3,978	1,611
Research and development	—	—
Selling, general and administrative	631	145

	4,609	1,756

Income (loss) from operations — non-GAAP basis (d)	$(7,430)	$4,515

Net income (loss) — GAAP basis	$(28,938)	$2,163
Non-GAAP adjustments (as scheduled above)	7,083	4,944
Tax effect of non-GAAP adjustments (e)	(2,143)	(1,450)
Non-cash increase of valuation allowance (f)	19,551	—

Net income (loss) — non-GAAP basis	$(4,447)	$5,657

GAAP net income (loss) per share — diluted	$(1.24)	$0.09

Non-GAAP net income (loss) per share — diluted (g)	$(0.19)	$0.24

Management believes the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods and these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Management views share-based compensation as an expense that is unrelated to the Company’s operational performance as it does not require cash payments and can vary in amount from period to period and the elimination of amortization charges provides better comparability of pre and post-acquisition operating results and to results of businesses utilizing internally developed intangible assets. Additionally, management does not consider charges to the deferred tax valuation allowance as related to the Company’s operational performance and, as such, has excluded them to provide a better understanding of the company’s underlying operational results and a more meaningful basis for comparison with our historical and future results. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures. The presentation of non-GAAP financial measures above may not be comparable to similarly titled measures reported by other companies and investors should be careful when comparing our non-GAAP financial measures to those of other companies.

(a)	(12.2)% and (0.3)% of net sales, respectively.

(b)	To eliminate compensation expense for employee stock options, restricted stock units and our employee stock purchase plan.

(c)	To eliminate the amortization of intangible assets acquired in the fiscal 2008 acquisition of Rasco, the fiscal 2007 acquisition of Tandberg Television AVS GmbH, the fiscal 2006 acquisition of Unigen and the fiscal 2005 acquisition of KryoTech.

(d)	(6.2)% and 2.9% of net sales, respectively.

(e)	To adjust the provision (benefit) for income taxes related to the adjustments described in notes (b) and (c) above based on applicable tax rates.

(f)	To exclude the non-cash net impact on the tax provision pertaining to the increase of the deferred tax asset valuation allowance.

(g)	Computed using number of GAAP diluted shares outstanding for each period presented.